Exhibit 99

VIACOM REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

New York, NY, November 9, 2016 - Viacom Inc. (NASDAQ: VIAB, VIA) today reported financial results for the quarter and fiscal year ended September 30, 2016.
Fiscal Year 2016 Results

(in millions, except per share amounts)	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
	2016	2015	2016 vs. 2015	2016	2015	2016 vs. 2015

GAAP
Revenues	$3,226	$3,788	(15)%	$12,488	$13,268	(6)%
Operating income	332	1,055	(69)	2,526	3,112	(19)
Net earnings from continuing operations attributable to Viacom	252	884	(71)	1,436	1,922	(25)
Diluted EPS from continuing operations	0.63	2.21	(71)	3.61	4.73	(24)

Non-GAAP*
Adjusted operating income	$538	$1,055	(49)%	$2,732	$3,920	(30)%
Adjusted net earnings from continuing operations attributable to Viacom	273	614	(56)	1,465	2,210	(34)
Adjusted diluted EPS from continuing operations	0.69	1.54	(55)	3.68	5.44	(32)

* Non-GAAP measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

Tom Dooley, interim President and CEO, said, "Viacom ended the 2016 fiscal year well into our transition, as the company’s industry-leading data program increased in size and sophistication, ratings stabilized at several of our key networks and Paramount has begun to rebuild a full, dynamic slate of films.  In addition, our international media networks business is stronger than ever, and we will continue to broaden our footprint and apply our successful strategies to additional territories in attractive markets.  With new leadership across the company, continued investments in new content, technologies and targeted acquisitions, and an expanded Board of Directors, I have great confidence in Viacom’s next phase, as the company explores the exciting possibilities ahead."

Revenues

(in millions)	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
	2016	2015	2016 vs. 2015	2016	2015	2016 vs. 2015

Media Networks	$2,483	$2,787	(11)%	$9,942	$10,490	(5)%
Filmed Entertainment	774	1,025	(24)	2,662	2,883	(8)
Eliminations	(31)	(24)	NM	(116)	(105)	NM
Total Revenues	$3,226	$3,788	(15)%	$12,488	$13,268	(6)%

NM - Not Meaningful
Quarterly revenues declined 15% to $3.23 billion. Media Networks revenues declined 11% to $2.48 billion, resulting from declines in affiliate and advertising revenues that were partially offset by higher ancillary revenues. Domestic and worldwide affiliate revenues decreased 19% and 16%, respectively, reflecting significantly higher revenues from SVOD arrangements in the prior year quarter. International affiliate revenues increased 7%. Excluding an unfavorable 8% impact of foreign exchange, international affiliate revenues increased 15%, driven by new channel launches, increased subscribers, rate increases and the completion of certain SVOD and other OTT arrangements. Domestic advertising revenues declined 8%, reflecting a decline in television ratings at select networks, partially offset by higher pricing. Worldwide advertising revenues also decreased 8%, reflecting the domestic decline and a 7% decrease in international advertising revenues. Excluding an unfavorable 13% impact of foreign exchange, international advertising revenues increased 6%, resulting from continued growth in Europe.
Filmed Entertainment revenues declined 24% to $774 million, driven by lower theatrical revenues due to the strong international performance of Mission: Impossible - Rogue Nation in the fourth quarter of 2015. Overall, theatrical revenues declined 55% to $203 million. Licensing revenues were $326 million and home entertainment revenues increased 23% to $199 million.
Full-year revenues were $12.49 billion, a decline of 6% from the prior fiscal year. Media Networks revenues decreased 5% to $9.94 billion, reflecting a 4% decline in worldwide advertising revenues, as well as a 7% decrease in affiliate revenues. Filmed Entertainment revenues decreased 8%, principally due to lower theatrical and home entertainment revenues partially offset by a 12% increase in licensing revenues. Excluding an unfavorable 1% and 2% impact of foreign exchange, Media Networks and Filmed Entertainment revenues declined 4% and 6%, respectively.
Operating Income/(Loss)

(in millions)	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
	2016	2015	2016 vs. 2015	2016	2015	2016 vs. 2015

Media Networks	$750	$1,022	(27)%	$3,484	$4,143	(16)%
Filmed Entertainment	(137)	122	NM	(445)	111	NM
Corporate expenses	(50)	(59)	15	(213)	(235)	9
Eliminations	(1)	(1)	NM	1	2	NM
Equity-based compensation	(24)	(29)	17	(95)	(101)	6
Adjusted operating income (Non-GAAP)	538	1,055	(49)	2,732	3,920	(30)
Restructuring and programming charges	(206)	—	NM	(206)	(784)	74
Loss on pension settlement	—	—	—	—	(24)	NM
Operating income (GAAP)	$332	$1,055	(69)%	$2,526	$3,112	(19)%

NM - Not Meaningful

Quarterly operating income was $332 million, and adjusted operating income was $538 million. Reported operating income reflects restructuring costs related to executive severance incurred in the fiscal fourth quarter. Media Networks adjusted operating income decreased 27% to $750 million primarily due to the decline in revenues. The Filmed Entertainment adjusted quarterly operating loss was $137 million, compared to adjusted operating income of $122 million in the prior year, resulting from a decline in revenues and a previously-disclosed $115 million programming impairment charge.
Full-year operating income declined to $2.53 billion, and full-year adjusted operating income declined to $2.73 billion. Media Networks adjusted operating income decreased 16% to $3.48 billion, primarily due to the decline in revenues. Filmed Entertainment adjusted operating loss was $445 million.
Quarterly net earnings from continuing operations attributable to Viacom declined to $252 million, and adjusted quarterly net earnings from continuing operations declined to $273 million, driven by the decline in operating income. Diluted earnings per share from continuing operations for the quarter declined to $0.63, and quarterly adjusted diluted earnings per share were $0.69.
Full-year net earnings from continuing operations attributable to Viacom were $1.44 billion, and adjusted full-year net earnings declined to $1.47 billion. Diluted earnings per share from continuing operations for the year declined to $3.61, and full-year adjusted diluted earnings per share were $3.68.
Debt
At September 30, 2016, total debt outstanding was $11.91 billion, compared with $12.29 billion at September 30, 2015. In October 2016, the Company issued $400 million in aggregate principal amount of 2.250% senior notes due 2022 and $900 million in aggregate principal amount of 3.450% senior notes due 2026. A portion of the proceeds will be utilized in November 2016 for the redemption of all $400 million of the Company's outstanding 2.500% senior notes due December 2016 and all $500 million of the Company's outstanding 3.500% senior notes due April 2017. The Company’s cash balances were $379 million at September 30, 2016, a decrease from $506 million at September 30, 2015.

About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, applications ("apps"), games, consumer products, social media experiences, and other entertainment content for audiences in more than 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Channel 5 (UK), Logo, Nicktoons, TeenNick and Paramount Channel, reach over 3.9 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.
For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (twitter.com/viacom) and Facebook page (facebook.com/viacom).
Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the effect of uncertainty stemming from ongoing transitions involving our board of directors and management and related changes in strategy, including a potential business combination with CBS Corporation; the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; the impact of inadequate audience measurement on our program ratings and advertising and affiliate revenues; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications or other laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2016 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications and	Senior Vice President, Investor Relations
Corporate Affairs	(212) 258-6377
(212) 846-7503	james.bombassei@viacom.com
jeremy.zweig@viacom.com
Kareem Chin
Vice President, Investor Relations
(212) 846-6305
kareem.chin@viacom.com

VIACOM INC. CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Quarter Ended September 30,		Year Ended September 30,
(in millions, except per share amounts)	2016	2015	2016	2015

Revenues	$3,226	$3,788	$12,488	$13,268
Expenses:
Operating	1,862	1,937	6,684	6,868
Selling, general and administrative	771	742	2,851	2,860
Depreciation and amortization	55	54	221	222
Restructuring	206	—	206	206
Total expenses	2,894	2,733	9,962	10,156
Operating income	332	1,055	2,526	3,112
Interest expense, net	(150)	(165)	(616)	(657)
Equity in net earnings of investee companies	2	(1)	87	102
Loss on extinguishment of debt	—	(18)	—	(18)
Other items, net	(6)	(6)	(7)	(36)
Earnings from continuing operations before provision for income taxes	178	865	1,990	2,503
Provision for income taxes	83	27	(519)	(501)
Net earnings from continuing operations	261	892	1,471	2,002
Discontinued operations, net of tax	2	—	2	—
Net earnings (Viacom and noncontrolling interests)	263	892	1,473	2,002
Net earnings attributable to noncontrolling interests	(9)	(8)	(35)	(80)
Net earnings attributable to Viacom	$254	$884	$1,438	$1,922
Amounts attributable to Viacom:
Net earnings from continuing operations	$252	$884	$1,436	$1,922
Discontinued operations, net of tax	2	—	2	—
Net earnings attributable to Viacom	$254	$884	$1,438	$1,922
Basic earnings per share attributable to Viacom:
Continuing operations	$0.63	$2.22	$3.62	$4.78
Discontinued operations	0.01	—	0.01	—
Net earnings	$0.64	$2.22	$3.63	$4.78
Diluted earnings per share attributable to Viacom:
Continuing operations	$0.63	$2.21	$3.61	$4.73
Discontinued operations	0.01	—	—	—
Net earnings	$0.64	$2.21	$3.61	$4.73
Weighted average number of common shares outstanding:
Basic	396.9	398.0	396.5	402.2
Diluted	398.3	399.9	398.0	406.0
Dividends declared per share of Class A and Class B common stock	$0.20	$0.40	$1.40	$1.46

VIACOM INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except par value)	September 30,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$379	$506
Receivables, net	2,712	2,807
Inventory, net	844	786
Prepaid and other assets	587	479
Total current assets	4,522	4,578
Property and equipment, net	932	947
Inventory, net	4,032	3,616
Goodwill	11,400	11,456
Intangibles, net	315	340
Other assets	1,307	1,206
Total assets	$22,508	$22,143

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$453	$506
Accrued expenses	773	748
Participants' share and residuals	801	860
Program obligations	692	703
Deferred revenue	419	481
Current portion of debt	17	18
Other liabilities	517	537
Total current liabilities	3,672	3,853
Noncurrent portion of debt	11,896	12,267
Participants' share and residuals	358	351
Program obligations	311	356
Deferred tax liabilities, net	381	150
Other liabilities	1,349	1,348
Redeemable noncontrolling interest	211	219
Commitments and contingencies
Viacom stockholders' equity:
Class A common stock, par value $0.001, 375.0 authorized; 49.4 and 50.1 outstanding, respectively	—	—
Class B common stock, par value $0.001, 5,000.0 authorized; 347.6 and 348.0 outstanding, respectively	—	—

Additional paid-in capital	10,139	10,017
Treasury stock, 399.4 and 398.0 common shares held in treasury, respectively	(20,798)	(20,725)
Retained earnings	15,628	14,780
Accumulated other comprehensive loss	(692)	(534)
Total Viacom stockholders' equity	4,277	3,538
Noncontrolling interests	53	61
Total equity	4,330	3,599
Total liabilities and equity	$22,508	$22,143

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the quarter and year ended September 30, 2016 and the quarter and year ended September 30, 2015 to adjusted results that exclude the impact of certain items identified as affecting comparability. We use consolidated adjusted operating income, adjusted earnings from continuing operations before provision for income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share ("EPS") from continuing operations, as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America, they should not be considered in isolation of, or as a substitute for, operating income, earnings from continuing operations before provision for income taxes, provision for income taxes, net earnings from continuing operations attributable to Viacom and diluted EPS from continuing operations as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)
	Quarter Ended September 30, 2016
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$332	$178	$(83)	$252	$0.63
Factors Affecting Comparability:
Restructuring (2)	206	206	75	131	0.33
Discrete tax benefit (3)	—	—	110	(110)	(0.27)
Adjusted results (Non-GAAP)	$538	$384	$102	$273	$0.69

	Year Ended September 30, 2016
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$2,526	$1,990	$519	$1,436	$3.61
Factors Affecting Comparability:
Restructuring (2)	206	206	75	131	0.33
Discrete tax benefit (3)	—	—	102	(102)	(0.26)
Adjusted results (Non-GAAP)	$2,732	$2,196	$696	$1,465	$3.68

	Quarter Ended September 30, 2015
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$1,055	$865	$(27)	$884	$2.21
Factors Affecting Comparability:
Loss on extinguishment of debt (4)	—	18	7	11	0.03
Discrete tax benefit (5)	—	—	281	(281)	(0.70)
Adjusted results (Non-GAAP)	$1,055	$883	$261	$614	$1.54

	Year Ended September 30, 2015
	Operating Income	Earnings from Continuing Operations Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results (GAAP)	$3,112	$2,503	$501	$1,922	$4.73
Factors Affecting Comparability:
Restructuring and programming charges (6)	784	784	264	520	1.28
Loss on pension settlement (7)	24	24	9	15	0.04
Loss on extinguishment of debt (4)	—	18	7	11	0.03
Discrete tax benefit (5)	—	—	258	(258)	(0.64)
Adjusted results (Non-GAAP)	$3,920	$3,329	$1,039	$2,210	$5.44

(1) The tax impact has been calculated by applying the tax rates applicable to the adjustments presented.

(2) The pre-tax charge of $206 million reflects restructuring costs in connection with the separation of certain senior executives. The restructuring charge includes the cost of separation payments of $138 million and the acceleration of equity-based compensation expense of $68 million.

(3) The net discrete tax benefit in the quarter and year is principally related to a tax accounting method change granted by the Internal Revenue Service, the release of tax reserves with respect to certain effectively settled tax positions and the recognition of capital loss carryforwards. The net discrete tax benefit for the year is partially offset by a reduction in qualified production activity tax benefits as a result of retroactively reenacted legislation.

(4) The pre-tax charge of $18 million reflects a debt extinguishment loss on the redemption of $550 million of the total $918 million outstanding of our 6.250% Senior Notes due April 2016.

(5) The net discrete tax benefit in the quarter and year was principally related to excess foreign tax credits attributable to a taxable repatriation of non-U.S. earnings from reorganized entities and the release of tax reserves with respect to certain effectively settled tax positions.

(6) The pre-tax charge of $784 million reflects $578 million of programming charges and a $206 million restructuring charge associated with workforce reductions.

(7) The pre-tax non-cash charge of $24 million was driven by the settlement of pension benefits of certain participants of our funded pension plan.